UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006 (February 21, 2006)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.02. Results of Operations and Financial Condition.

On February 21, 2006, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three-month period and fiscal year ended December 31, 2005 (the “Release”). The full text of the Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income from operations per diluted share. Net income from operations differs from GAAP net income only by the exclusion of realized capital gains and losses, net of applicable federal income taxes, on investment activity for the period being reported. For the three-month period ended December 31, 2005 and 2004, GAAP net income was $0.71 per diluted share and $0.93 per diluted share, respectively, while net income from operations was $0.73 per diluted share and $0.92 per diluted share for these same respective periods. For the three-month periods ended December 31, 2005 and 2004, the difference between GAAP net income per diluted share and net income from operations per diluted share was $0.02 and $(0.01), respectively, of realized capital gains and losses, net of applicable federal income taxes.

Management uses net income from operations because it believes this calculation better indicates their Company’s operating performance than GAAP net income because net income from operations exclude the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results. Net operating earnings provide a more consistent measure on which to predict future earnings of the Company.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: February 22, 2006	By	/s/ Steven J. Johnston
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on February 21, 2006.